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                                                                    EXHIBIT 5.1




                          Gibson, Dunn & Crutcher LLP
                            4 Park Plaza, Suite 1700
                            Irvine, California 92614



                               September 9, 1996



Telephone                                                        Our File Number
(714) 451-3800                                                   22453-00004


Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, CA  92612


          Re:   Registration Statement on Form S-1
                (Registration No. 333-08633)


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by Diedrich Coffee, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission on July 23, 1996 (Registration No. 333-08633), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 2,530,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be sold in a proposed public offering (the "Offering"), consisting of (i) up to 1,600,000 shares of Common Stock to be issued and sold by the Company, and (ii) up to 930,000 shares of Common Stock to be sold by selling stockholders (such shares, together with the shares to be issued and sold by the Company, being referred to herein as the "Shares"), all as set forth in the Registration Statement.

         As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization and issuance of the Common


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Diedrich Coffee, Inc.
September 9, 1996
Page 2


Stock being sold by the Company and the sale of the Shares by the Company and the selling stockholders. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, it is our opinion that the Shares, when issued, delivered and paid for pursuant to and in accordance with the Registration Statement (and pertinent exhibits thereto), will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                                Very truly yours,

                                                /s/ Gibson Dunn & Crutcher

                                                GIBSON, DUNN & CRUTCHER LLP


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